UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[  ]Confidential, For Use of the Commission
[x] Definitive Proxy Statement Only (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

GLOBIX CORPORATION

(Name of Registrant as Specified in its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed:

Explanatory Note:

The Schedule 14A of Globix Corporation filed on January 29, 2007 inadvertently included certain option information in the bonus column of the Summary Compensation Table on page 16. This revised Schedule 14A presents the corrected information in the Summary Compensation Table.

GLOBIX CORPORATION
2200 West Park Drive
Westborough, Massachusetts 01581

January 29, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Globix Corporation, to be held at 9:00 a.m., local time, on February 27, 2007, at the Globix Corporation headquarters at 2200 West Park Drive, Westborough, Massachusetts 01581.

The formal items on the agenda are the election of eight directors and the ratification of the appointment of Amper, Politziner & Mattia, P.C. as Globix’s independent registered public accounting firm for the fiscal year ending September 30, 2007. The Proxy Statement provides information about each nominee for director and the appointment of accountants. We do not expect any other items of business to be raised at the Annual Meeting.

We urge you to vote your shares promptly. As always, your vote is important, and we appreciate your interest in Globix Corporation.

Sincerely,

TED S. LODGE
Chairman of the Board of Directors

GLOBIX CORPORATION
2200 West Park Drive
Westborough, Massachusetts 01581

NOTICE OF ANNUAL MEETING

January 29, 2007

Notice is hereby given that the 2007 Annual Meeting of the Stockholders of Globix Corporation, a Delaware corporation, will be held at our offices at 2200 West Park Drive, Westborough, Massachusetts 01581 on February 27, 2007 at 9:00 a.m., local time, for purposes of:

1)	electing eight directors;

2)	ratifying the appointment of Amper, Politziner & Mattia, P.C. as Globix’s independent registered public accounting firm for the fiscal year ending September 30, 2007; and

3)	acting upon such other matters as may properly come before the meeting or any adjournments, postponements or continuations of the meeting.

All Globix stockholders of record at the close of business on January 22, 2007 are entitled to vote at the meeting.

All stockholders are invited to attend the meeting. To ensure your representation at the meeting, however, we urge you to vote your shares by mail at the earliest convenience, whether or not you expect to attend the meeting. In the event that you attend the meeting, you may vote in person even if you have returned a proxy. Your vote is important.

Gene M. Bauer
Corporate Secretary

PROXY STATEMENT

TABLE OF CONTENTS

QUESTIONS AND ANSWERS	1
PROPOSAL ONE — ELECTION OF DIRECTORS	5
Information as to Nominees for Election to the Board of Directors	5
Recommendation of the Board of Directors	7
Our Board Of Directors	7
Committees of the Board of Directors	7
Directors’ Compensation	9
Other Executive Officers	10
REPORT OF THE AUDIT COMMITTEE	12
Information Regarding Independent Auditors	12
Advance Approval Policy	12
REPORT OF THE COMPENSATION COMMITTEE	14
Chief Executive Officer Compensation	15
EXECUTIVE COMPENSATION	16
Summary Compensation Table	16
Aggregated Option/SAR Exercises In Last Fiscal And Fiscal Year-End Option Values	17
Employment Agreements	17
PERFORMANCE GRAPH	19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20
Section 16(a) Beneficial Ownership Reporting Compliance	22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23
Equity Compensation Plan Information Table	23
PROPOSAL TWO — RATIFICATION OF THE APPOINTMENT OF AMPER, POLITZINER & MATTIA, P.C.	24

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors to be used at the 2007 Annual Meeting of Stockholders of Globix Corporation (“Globix”). Copies of this proxy statement are being mailed to stockholders of record beginning on or about February 1, 2007. A copy of the Globix Annual Report on Form 10-K for the year ended September 30, 2006 accompanies this proxy statement.

The Annual Meeting will be held on February 27, 2006 at our principal executive offices located at 2200 West Park Drive, Westborough, Massachusetts 01581 at 9:00 a.m. local time for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

QUESTIONS AND ANSWERS

Q:	WHAT AM I VOTING ON?

A:	You are being asked by Globix to vote on the election of eight directors, seven of whom were elected to our Board at our 2006 Annual Meeting of Stockholders held on February 28, 2006. For more information on each nominee, please turn to “Information as to Nominees for Election to the Board of Directors” beginning on page 5.

You also are being asked to approve the appointment of Amper, Politziner & Mattia, P.C. as Globix’s independent registered public accounting firm for the fiscal year ending September 30, 2007. For more information on this appointment, please turn to “Proposal Two — Ratification of the Appointment of Amper, Politziner & Mattia, P.C.” beginning on page 24.

Q:	WHO IS ENTITLED TO VOTE?

A:	Each recordholder of outstanding shares of Globix common stock and each recordholder of outstanding shares of Globix preferred stock at the close of business on January 22, 2007 is entitled to one vote for each share they own. As of the record date, 48,505,844 shares of common stock were issued and outstanding. Each share of common stock is entitled to one vote on each matter on which holders of shares of common stock are entitled to vote. The Globix preferred stock is entitled to one vote per share and will vote with the holders of common stock as a single class with respect to all matters proposed to be voted on at the meeting. As of the record date, there were 2,971,753 shares of Globix preferred stock outstanding. A list of the stockholders of record entitled to vote at the annual meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting, for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. at our principal executive offices at 2200 West Park Drive, Westborough, Massachusetts 01581.

Q:	HOW DO I VOTE?

A:	You can vote in any one of the following ways:

•	You can vote by mail by signing and dating your proxy card and mailing it in the enclosed prepaid envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed proxy card but do not provide voting instructions, your shares will be voted for the named nominees for election as directors, and in favor of the ratification of the appointment of Amper, Politziner & Mattia, P.C. as Globix’s independent registered public accounting firm for the fiscal year ending September 30, 2007.

•	You can vote in person at the Annual Meeting by delivering your completed proxy card in person at the Annual Meeting or by completing a ballot available upon request at the meeting. Attendance of the Annual Meeting will not, by itself, constitute revocation of a previously given proxy. However, if you hold your shares in a bank or brokerage account rather than in your own name, you must obtain a legal proxy from your stockbroker in order to vote at the meeting.

Regardless of how you choose to vote, your vote is important and we encourage you to vote promptly.

Q:	WILL ANY OTHER MATTERS BE VOTED ON?

A:	We do not expect any other matters to be considered at the Annual Meeting. However, if a matter not listed on the proxy card is legally and properly brought before the Annual Meeting by a stockholder, the proxies will vote on the matter in accordance with their judgment of what is in the best interest of Globix.

Q:	HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?

A:	The presence in person or by proxy at the Annual Meeting of the holders of one-third of the votes entitled to be cast at the Annual Meeting shall constitute a quorum.

Q:	HOW MANY VOTES ARE NEEDED TO ELECT THE NOMINEES FOR DIRECTOR?

A:	Directors are elected by a plurality of the votes, which means that the eight nominees who receive the largest number of votes will be elected. There is no cumulative voting.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE THE RATIFICATION OF AMPER, POLITZINER & MATTIA, P.C. AS GLOBIX’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2007?

A:	The affirmative vote of a majority of the votes cast at the meeting is required to approve the ratification of Amper, Politziner & Mattia, P.C. as Globix’s independent registered public accounting firm for the fiscal year ending September 30, 2007.

Q:	WHO WILL COUNT THE VOTES?

A:	Representatives of Mellon Investor Services LLC, our Transfer Agent, will count the votes. A representative from Mellon Investor Services LLC will act as inspector of elections.

Q:	HOW ARE VOTES COUNTED?

A:	In determining whether we have a quorum, we count all properly submitted proxies and ballots, including abstentions, broker non-votes and withheld votes, as present and entitled to vote. Abstentions and broker non-votes, as well as votes withheld, are not considered votes cast and thus will not be counted for or against a nominee for director or the ratification of our selection of Amper, Politziner & Mattia, P.C. as our independent registered public accounting firm for fiscal 2007. Broker non-votes result from proxies received from banks, brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote the shares on a particular matter with respect to which of the banks, brokers or nominees do not have discretionary power.

Q:	WHAT SHARES ARE COVERED BY MY PROXY CARD?

A:	You should have been provided a proxy card for each account in which you own shares of Globix common stock or preferred stock either:

•	directly in your name as the stockholder of record; or

•	indirectly through a broker, bank or other holder of record.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A:	It means that you have multiple accounts in which you own shares of Globix common stock or preferred stock. Please vote all proxy cards you receive to ensure that all your shares are voted. However, for your convenience we recommend that you contact your broker, bank or our transfer agent to consolidate as many accounts as possible under a single name and address. Our transfer agent is Mellon Investor Services LLC. All communications concerning shares you hold in your name, including address changes, name changes, requests to transfer shares and similar issues, can be handled by making a toll-free call to Mellon Investor Services LLC at 1-800-370-1163 or contacting them on the internet at www.melloninvestor.com.

Q:	HOW CAN I CHANGE MY VOTE?

A:	You can revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You can do this by:

•	delivery to our corporate secretary, prior to the annual meeting, a written notice of revocation bearing a later date than the proxy;

•	signing another proxy with a later date; or

•	voting at the meeting.

Q:	WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS DUE?

A:	You may submit proposals for consideration at the 2008 annual meeting of stockholders, including director nominations, in accordance with the following:

•	All stockholders who wish to include a proposal (other than a nomination for director) in our Proxy Statement for the annual meeting in 2008 must provide notice by certified mail — return receipt requested, addressed to: Corporate Secretary, Globix Corporation, 2200 West Park Drive, Westborough, Massachusetts 01581 no later than October 1, 2007. The notice must satisfy the requirements for stockholder proposals under the federal securities laws.

•	All stockholders who wish to present a matter at the 2008 annual meeting, including nominations for director, but not include such matter in the Proxy Statement, must provide notice by certified mail — return receipt requested, addressed to: Corporate Secretary, Globix Corporation, 2200 West Park Drive, Westborough, Massachusetts 01581, not less than 90 days nor more than 120 days prior to February 27, 2008, or, if our 2008 annual meeting is not scheduled to be held within either 30 days before or after February 27, 2008, not later than the close of business on the tenth day following the day on which notice of the 2008 annual meeting is mailed or the date of the 2008 annual meeting is publicly announced, whichever occurs first. The notice must set forth the stockholder’s name and address as they appear on Globix’s books and the class and number of shares of Globix common or preferred stock which are beneficially owned by such stockholder. Additionally, the notice must set forth, as to each person whom the stockholder proposes to nominate for election as a director, all information relating to the proposed nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named as a nominee and to serving as a director if elected).

•	You may contact the Globix Corporate Secretary at Globix’s corporate headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Q:	WHO PAYS THE COST OF SOLICITING THE PROXIES REQUESTED?

A:	We will pay the expenses of soliciting proxies for the 2007 Annual Meeting, including the costs of preparing, printing and mailing this Proxy Statement, and payments to brokerage firms, banks and others for forwarding solicitation materials to indirect owners of shares of Globix common or preferred stock. In addition to use of the mail, proxies may be solicited personally or by telephone by present and former officers, directors and other employees of Globix without additional compensation, as well as by employees of Mellon Investor Services LLC, our vote tabulator.

Q:	WHERE CAN I GET A COPY OF THE GLOBIX ANNUAL REPORT?

A:	If you were a stockholder of record on January 22, 2007, you should have received a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2006 with this Proxy Statement. If you have not received the Annual Report on Form 10-K, please write to the Corporate Secretary at the address below or call Globix at (508) 616-7800 and a copy (without exhibits) will be sent to you without charge. Requests for copies of the Annual Report on Form 10-K should be sent to: Corporate Secretary, Globix Corporation, 2200 West Park Drive, Westborough, Massachusetts 01581. The Annual Report on Form 10-K is also available on our Internet Web Site at http://www.globix.com/about/ir.php. This website address is not intended to function as a hyperlink, and information on our website is not a part of our proxy soliciting material.

PROPOSAL ONE — ELECTION OF DIRECTORS

The number of nominees for our Board of Directors is eight. All directors serve for a term of one year, until the next annual meeting of stockholders and their successors are duly qualified and elected. All of the nominees are currently serving as directors or officers. The Board has no reason to believe that any nominee will be unable to serve as a director. If, however, a nominee should be unable to serve at the time of the Annual Meeting, the shares of Globix common stock and preferred stock properly represented by valid proxies may be voted for the election of a substitute nominee recommended by the Board.

Information as to Nominees for Election to the Board of Directors

The name and age of each nominee for election as director and his present position with Globix are included below:

Name	Age	Position
Ted S. Lodge	50	Chairman of the Board of Directors and Executive Chairman
Kurt J. van Wagenen	43	President and Chief Executive Officer
José A. Cecin, Jr.	43	Director
John H. Forsgren	60	Director
Peter L. Herzig	44	Director
Steven G. Lampe	47	Director
Steven G. Singer	45	Director
Raymond L. Steele	71	Director

Ted S. Lodge  joined our Board of Directors on October 28, 2005, at which time he was elected Chairman of the Board of Directors and Executive Chairman. Since April 2005, Mr. Lodge has been the principal of Lodge Special Situations LLC, a firm providing special situations advisory services to private equity and hedge funds and companies. From December 2001 to April 2005, Mr. Lodge was president, chief operating officer and counsel of Pegasus Communications Corporation, where he also was at varying times from 1996 to 2001 executive vice president, senior vice president, chief administrative officer, general counsel and secretary. Mr. Lodge served as a member of the board of directors of Pegasus Communications Corporation, and its direct subsidiary, Pegasus Satellite Communications, Inc., as well as its direct subsidiary, Pegasus Media & Communications, Inc. from May 2000 to April 2005. On June 2, 2004, Pegasus Satellite Communications, Inc., along with its subsidiaries through which the primary operating businesses of Pegasus were conducted, filed voluntary petitions to reorganize under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Maine. Mr. Lodge also served as president, chief operating officer and counsel of Pegasus Satellite Communications, Inc. and its subsidiaries from December 2001 through April 2004. Mr. Lodge resigned from his various positions with the Pegasus group of companies in April 2005, after confirmation of the plan of reorganization and the sale of substantially all of its operating businesses. Mr. Lodge was awarded an A.B. from Brown University, a M.Sc. degree from the London School of Economics and Political Science, and a Juris Doctor from the University of Pennsylvania Law School.

Kurt J. Van Wagenen  became our President and Chief Executive Officer as of January 1, 2007, having been appointed President and Chief Operating Officer of Globix in January 2006. Mr. Van Wagenen joined Globix pursuant to the merger with NEON and served as the Chief Operating Officer of the Network Services division from May 2005 until January 2006. From March 2001 through March 2005, Mr. Van Wagenen served as vice president — network and operations of NEON. From 1986 through 2001, Mr. Van Wagenen was employed by Verizon and its various predecessors in several positions of increasing responsibility. Mr. Van Wagenen holds an M.B.A. from Harvard Business School and a B.S. in Engineering from Rensselear Polytechnic Institute. He is also a Chartered Financial Analyst.

José A. Cecin, Jr.  became a director of Globix upon the effectiveness of our merger with NEON Communications, Inc. (“NEON”) in March 2005. Since 2003, Mr. Cecin has served as a managing director of BB&T

Capital Markets, a leading middle-market investment bank, where he directs the firm’s telecommunications practice and also is active in the firm’s defense and aerospace practice. Prior to joining BB&T Capital Markets, Mr. Cecin was one of two founders of Cambrian Communications, a telecommunications service provider, where he served as chief operating officer and a director from 2002 to 2003. On September 20, 2002, Cambrian Communications LLC filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Eastern District of Virginia. Prior to founding Cambrian in 1999, Mr. Cecin was on the founding team of Wave International, a telecommunications management company focused on infrastructure opportunities in developing markets. Prior to that, Mr. Cecin served as managing director of corporate development at Bell Atlantic Corporation (now Verizon). Mr. Cecin has served on the board of directors and board of advisors of several private companies. Mr. Cecin earned a B.S. degree in Electrical Engineering from the United States Military Academy at West Point and an M.B.A. from Stanford University.

John H. Forsgren  became a director of Globix upon the effectiveness of our merger with NEON in March 2005. Mr. Forsgren served as a director of NEON from May 1998 through the merger with Globix and served as NEON’s interim chief executive officer from August 2000 to December 2000. Mr. Forsgren served as executive vice president and chief financial officer of Northeast Utilities and various subsidiaries from 1996 to January 1, 2005, and as vice chairman of the Northeast Utilities board of trustees from 2001 to 2004. From December 1994 to January 1996, he served as a managing director of Chase Manhattan Bank. Prior to that, Mr. Forsgren held several senior financial positions with the Walt Disney Company from 1986 to 1994. Mr. Forsgren also currently serves as of director of CuraGen Corporation and The Phoenix Companies. He received his Bachelor of Arts degree in Economics from Georgetown University and an M.B.A. from Columbia University.

Peter L. Herzig  has served as a member of our Board of Directors since May 2002. From August 2001 through April 2002, Mr. Herzig served as our Chief Executive Officer. Mr. Herzig joined Globix in October 2000, served as Chief Operating Officer from March 2001 through August 2001 and served as Senior Vice President and Chief Operating Officer-Application Services Group from October 2000 through March 2001. Prior to joining Globix, Mr. Herzig served as executive vice president and chief financial officer at iWon.com, where his responsibilities included managing iWon’s relationship with Globix, from March to October 2000. From February 1998 through March 2000, Mr. Herzig was a senior managing director and head of global capital markets services for Bear, Stearns & Co. Inc., where he provided strategic capital structure advisory services to a broad spectrum of domestic and international clients, including many new media technology companies experiencing growth with the expansion of the Internet. Mr. Herzig worked at Goldman Sachs & Co. from July 1989 through February 1998. Mr. Herzig has a Bachelor of Arts degree from Dartmouth College and a Masters in Business Administration degree from Columbia University.

Steven G. Lampe  has been a director of Globix since April 2002. Mr. Lampe is a managing member of Lampe, Conway & Co. LLC, an investment management company that he co-founded in June 1999. Prior to his work at Lampe, Conway, Mr. Lampe managed Lone Star Securities Fund, a distressed investment fund, from June 1997 through June 1999. Prior to his employment with Lone Star, Mr. Lampe worked at Smith Management, a private investment company, from February 1988 through June 1997. Mr. Lampe holds a Bachelor of Arts degree from Middlebury College and a Masters in Business Administration degree from Harvard University.

Steven G. Singer  has been a director of Globix since April 2002. From December 2002 through October 2005, Mr. Singer was Chairman of our Board of Directors. Mr. Singer is the chairman and chief executive officer of American Banknote Corporation, a 200 year-old global security printer of documents of inherent value, including currency, passports, credit cards, stock and bond certificates, and related products and services. On January 19, 2005, American Banknote Corporation filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. It emerged from Chapter 11 in April 2005. Mr. Singer also serves as the Chapter 7 Trustee of American Pad & Paper Company. From 1993 through November 2000, Mr. Singer was the executive vice president and chief operating officer of Romulus Holdings, Inc., a family-owned investment vehicle, and, from 1994 through the present, has served as the chairman of Pure 1 Systems, a manufacturer and distributor of water treatment products. Mr. Singer holds a Bachelor of Arts degree, summa cum laude, from the University of Pennsylvania and a Juris Doctor degree from the Harvard Law School.

Raymond L. Steele  has been a director of Globix since June 2003. Mr. Steele, a Chartered Financial Analyst, is a retired investment banker. Mr. Steele is also a member of the boards of directors of American Banknote Corporation, Motient Corporation, Dynabazaar Inc. and Horizon Offshore Inc. From August 1997 until October 2000, Mr. Steele served as a board member of Video Services Corporation. Prior to his retirement, Mr. Steele held various senior management positions including executive vice president of Pacholder Associates, Inc. (from August 1990 until September 1993), executive advisor at the Nickert Group (from 1989 through 1990), and vice president, trust officer and chief investment officer of the Provident Bank (from 1984 through 1988). He also served as chairman of the board and chief executive officer of Webcraft Technologies. Mr. Steele also previously served as a director of Emerson Radio Corporation, Orion Motion Pictures Incorporation, Video Services Corporation, Modernfold Incorporated, ICH Incorporated, GFTA, Pharmhouse Incorporated and Dual Star Incorporated.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the director nominees listed above.

Our Board of Directors

Our Board of Directors is currently comprised of eight directors. Our directors are elected at each annual stockholders’ meeting and serve until the next annual stockholders’ meeting and the election and qualification of their respective successors. The Board of Directors met 25 times in fiscal year 2006.

Stephen E. Courter was elected a director at the annual meeting of stockholders held in February 2006. Mr. Courter had been the chief executive officer of NEON prior to its merger with Globix in March, 2005. In July 2006 Mr. Courter accepted the position of chief executive officer of another public company and resigned from our Board of Directors.

Peter K. Stevenson was elected a director at the annual meeting of stockholders held in February 2006. Mr. Stevenson was our chief executive officer through December 31, 2006. Mr. Stevenson will continue as a member of our Board of Directors until the date of the Annual Meeting but will not stand for reelection to our Board of Directors.

Stockholders may communicate with any of our directors, our independent directors as a group, or the entire Board by writing to them c/o Globix Corporation, 2200 West Park Drive, Westborough, Massachusetts 01581, Attention: Corporate Secretary.

Committees of the Board of Directors

Our bylaws provide that our Board of Directors may create, by the affirmative vote of at least a majority of the directors then in office, an executive committee and any other committees that our Board of Directors deems necessary or desirable to create. Our Board of Directors has the following committees:

Name of Committee and Members	Functions of the Committee	Number of Meetings in fiscal 2006

AUDIT: John H. Forsgren, Chairman Peter L. Herzig Raymond L. Steele
This committee is comprised entirely of non-employee directors and its responsibilities include:
• appointing, determining funding for, overseeing and replacing our independent auditors;
• monitoring the independence and performance of our independent auditors;
• preapproving all audit and permitted non-audit services   performed by the independent auditors;
• reviewing our annual and quarterly financial statements;
• monitoring our accounting and financial reporting process and systems of internal control;
• overseeing and providing direction on the conduct of our business and compliance with our ethical and legal responsibilities;
• overseeing our internal audit function; and
• facilitating open communication among the Board, senior management, internal audit and the independent auditors.
4

Audit Committee and Audit Committee Financial Expert

The Audit Committee is composed of three directors, all of whom have been determined by the Board of Directors to be “independent,” as defined by the listing standards of the American Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission (the “SEC”). All three members of the Audit Committee have been determined by the Board of Directors to be “audit committee financial experts,” as defined by the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors.

Raymond L. Steele served as the Chairman of the Audit Committee until John H. Forsgren assumed that role in January 2007.

Name of Committee and Members	Functions of the Committee	Number of Meetings in fiscal 2006

COMPENSATION: Peter L. Herzig, Chairman José A. Cecin, Jr. Steven G. Lampe	This committee is comprised entirely of non-employee directors and its responsibilities include: • overseeing the compensation and benefits of employees; and • establishing executive compensation.	6

The Compensation Committee is composed of three directors, all of whom have been determined by the Board of Directors to be “independent” under the standards of the American Stock Exchange. A Compensation Committee charter was adopted by the Board of Directors on December 16, 2004.

Name of Committee and Members	Functions of the Committee	Number of Meetings in fiscal 2006

NOMINATING AND CORPORATE GOVERNANCE: José A. Cecin, Jr. John H. Forsgren Steven G. Lampe	This committee is comprised entirely of non-employee directors and its responsibilities include: • establishing criteria for Board and committee membership and recommending to the Board proposed nominees for election to the Board and for membership on committees of the Board; • making recommendations regarding proposals and nominees for directors submitted by stockholders of Globix; and • making recommendations to the Board regarding corporate governance matters and practices.	1

The Nominating and Corporate Governance Committee is composed of three directors, all of whom have been determined by the Board of Directors to be “independent” under the standards of the American Stock Exchange. A Nominating and Corporate Governance Committee charter was adopted by the Board of Directors on December 16, 2004. A copy of this charter is not available on our website. A copy of the Nominating and Corporate Governance Committee charter was included as Appendix C to our definitive proxy statement filed with the SEC on September 9, 2005.

The Nominating and Corporate Governance Committee has responsibility for nominating directors of Globix. The Nominating and Corporate Governance Committee will give consideration to director candidates recommended by security holders in accordance with the procedures described in the Questions and Answers section of this Proxy Statement. The Nominating and Corporate Governance Committee does not have a specific process for identifying and evaluating nominees for director, but when considering nominations for membership on our Board of Directors, including any nominees proposed by our stockholders, the Nominating and Corporate Governance Committee seeks to identify persons who have the highest capabilities, judgment and ethical standards and who have an understanding of our business.

All of our directors attended over 75 percent of all meetings of the Board of Directors and Committees on which they served during fiscal year 2006. Directors are not generally expected to attend our annual meeting of stockholders. Two directors attended last year’s annual meeting of stockholders.

Directors’ Compensation

Under our compensation program for directors, our directors who are not also executive officers are entitled to receive:

•	$2,000 per month for directors and $4,000 per month for the Chairman;

•	an additional $250 per month for service on the Compensation Committee of our Board of Directors (or $500 per month for the Chairman of the Compensation Committee);

•	an additional $500 per month for service on the Audit Committee of our Board of Directors (or $1,000 per month for the Chairman of the Audit Committee); and

•	an additional $2,000 for each Board of Directors or committee meeting in excess of four per year.

In February 2003, NEON entered into an employment agreement with Stephen E. Courter, who was a director of Globix from March 2005 until July 2006, for his services as NEON’s president, chief executive officer and chairman of the board of directors of NEON. Mr. Courter served in this capacity at NEON until the merger with Globix in March 2005. Mr. Courter’s employment agreement provided that if NEON terminated his employment for any reason (other than for cause, as defined in the employment agreement), he would be entitled to 12 months’ salary and incentive compensation at his then-current compensation rate and 12 months’ benefit continuation at the then-current level. Pursuant to his agreement, Mr. Courter received an aggregate of $315,461 in fiscal 2006. In addition, under the terms of Mr. Courter’s employment agreement, NEON granted to Mr. Courter options to acquire 450,000 shares of NEON common stock, which were converted in the merger into options to purchase 573,660 shares of Globix common stock at $4.16 per share. These options became fully vested and immediately exercisable upon completion of the merger.

Executive Officers

Our executive officers are as follows:

Name	Age	Position
Ted S. Lodge	50	Executive Chairman
Kurt J. Van Wagenen	43	President and Chief Executive Officer
Gene M. Bauer	57	Senior Vice President, General Counsel and Secretary
Eric J. Sandman	41	Senior Vice President, Chief Financial Officer
John P. Stack	47	Vice President of Finance and Corporate Controller

Peter K. Stevenson  was our Chief Executive Officer until December 31, 2006, and has been a member of our Board of Directors since 2002. He joined Globix as President and Chief Executive Officer in April 2002. Mr. Stevenson has over 22 years of experience in the communications industry. During 2003-2004 Mr. Stevenson served on the board of directors and compensation committee of Focal Communications, a competitive local exchange carrier (CLEC). From January 2002 to April 2002, Mr. Stevenson was a senior consultant to Communication Technology Advisors LLC, a restructuring boutique focusing on distressed telecommunications companies through the provision of strategic planning advice, restructuring assistance and overall business advice. From March 2001 to April 2002, Mr. Stevenson was a principal of Net One Group, Inc., a northern Virginia-based telecom investment and management company focused on developing and operating next generation broadband services networks. From January 2001 to January 2002, Mr. Stevenson served as a strategic advisor to the board of directors of Net Uno, one of the largest cable television, CLEC and internet service provider (ISP) carriers in Venezuela. From January 1998 to December 2000, Mr. Stevenson was a corporate officer of Net Uno and president and chief operating officer of Net Uno’s Data and Telephone Group. From February 1996 to June 1998, Mr. Stevenson was partner in, and vice president of, Wave International, an international telecommunications investment and management firm focused on developing companies in international markets. Mr. Stevenson holds a Bachelor of Science degree from Saint Francis University in Loretto, Pennsylvania.

Gene M. Bauer  joined Globix in September 2005 as Vice President, General Counsel and Secretary and is responsible for overseeing all of Globix’s legal activities as well as its Human Resources department. Prior to joining Globix, Mr. Bauer held similar positions at two other public companies. From 1995 until its sale in 2000, Mr. Bauer was executive vice president, general counsel and secretary of Copley Pharmaceutical, Inc., a developer and marketer of generic pharmaceuticals. From 2000 to 2002, he was vice president, general counsel and secretary of Analogic Corporation, a designer and manufacturer of components principally used in medical devices. From 2002 until the time he joined Globix, Mr. Bauer engaged in the private practice of law, providing general counsel services for emerging companies. Mr. Bauer is a graduate of Williams College and Harvard Law School and is admitted to practice law in New York and Massachusetts.

Eric J. Sandman  was appointed Senior Vice President, Finance and Corporate Development in January 2006 and Senior Vice President and Chief Financial Officer in May 2006. Mr. Sandman is our principal financial officer and also served as principal accounting officer from May 2006 through January 2007. Mr. Sandman joined Globix pursuant to the merger with NEON in March 2005 and served as our Vice President of Financial Planning and Analysis from the merger until January 2006. Mr. Sandman commenced employment with NEON in September 2000 and served as its director of financial planning and analysis until the merger. Mr. Sandman holds an M.B.A. from Carnegie Mellon University and a Bachelor of Science in Electric Engineering from the University of Maine.

John P. Stack  was appointed Vice President of Finance and Corporate Controller in December 2006 and became our chief accounting officer in January 2007. Prior to joining Globix, Mr. Stack was vice president and controller and principal accounting officer at Northeast Utilities, from February 2002 to May 2006. Mr. Stack joined Northeast Utilities in December 1998 and served as executive director of corporate accounting and taxes until February 2002. Prior to joining Northeast Utilities, Mr. Stack was an audit partner with Arthur Andersen LLP. Mr. Stack is a board member of the Connecticut Hospice and serves as the chairman of its audit and budget and financial committees. Mr. Stack is a graduate of Boston College with a Bachelors of Science in Accounting and is a certified public accountant.

REPORT OF THE AUDIT COMMITTEE

The following shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall such information be incorporated by reference into any future filing of Globix under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Management is responsible for our internal controls, financial reporting process and compliance with laws, and regulations and ethical business standards. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee monitors and oversees these processes.

The Audit Committee has reviewed and discussed the audited financial statements of Globix for the fiscal year ended September 30, 2006 with management and with Amper, Politziner & Mattia, P.C. (“Amper”), our independent registered public accounting firm for the fiscal year ended September 30, 2006. In addition, the Committee has held discussions with Amper covering the matters required by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee has also received the written disclosures and the letter from Amper required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has held discussions with Amper regarding that firm’s independence.

Based on the Audit Committee’s reviews and discussions with management and the independent registered public accounting firm, as discussed above, the Audit Committee recommended that the Board of Directors include the audited financial statements of Globix in our Annual Report on Form 10-K for the fiscal year ended September 30, 2006 for filing with the SEC.

This report is furnished by the members of the Audit Committee.

John H. Forsgren, Chairman Peter L. Herzig Raymond L. Steele

Information Regarding Independent Auditors

The following is a description of fees paid or scheduled to be paid to Globix’s independent registered public accounting firm, Amper under an engagement agreement for services in fiscal years 2005 and 2006. The final amounts actually paid for the fiscal year 2006 audit may differ by an immaterial amount based on the final hourly billing by Amper.

	Fiscal Year 2005		Fiscal Year 2006
Audit Fees	$594,311		$742,886
Audit-Related Fees	$108,046	(1)	—
Tax Fees	$5,170		—
All Other Fees(2)	$97,105		$105,234

Total Fees	$804,632		$848,120

(1)	Audit-related fees consisted of audit-related services in connection with the registration statements on Form S-4 initially filed with the SEC on October 12, 2004 and Form S-3 initially filed with the SEC on May 24, 2005.

(2)	All other fees consisted of audit-related services in connection with the SAS-70 certification.

Advance Approval Policy

In accordance with the procedures set forth in its charter, the Audit Committee approves in advance all auditing services and permitted non-audit services (including the fees and terms of those services) to be performed for Globix by its independent registered public accounting firm. Such approval is accomplished by approving the terms of the engagement prior to the engagement of the independent registered public accounting firm with respect to such services. All of the fees and services described above were approved in advance.

REPORT OF THE COMPENSATION COMMITTEE

To our Stockholders:

The following shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall such information be incorporated by reference into any future filing of Globix under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The duties of the Compensation Committee include approval of salary and other compensation arrangements for our executive officers. No member of the Compensation Committee is a current officer or employee of Globix, and each member has been determined by our Board to be “independent” under the listing standards of the American Stock Exchange.

Our compensation policies are designed to reinforce our strategic and operational goals and enhance long-term stockholder value. Thus we seek to:

•	Set compensation levels to attract, retain and motivate executive officers and employees;

•	Align compensation with business objectives and performance and with the interests of the stockholders; and

•	Position compensation to reflect the individual’s performance as well as the level of responsibility, skill and strategic value of the employee.

Globix attempts to target its compensation programs to provide compensation opportunities that are perceived by its officers and employees to justify continued service to Globix.

Compensation decisions for the fiscal year ended September 30, 2006 were based on the following considerations:

•	Existing contractual compensation arrangements with the senior executive officers;

•	Compensation opportunities perceived to be necessary to attract and retain executive officers; and

•	The contribution of the individual executive officers to our operating performance and their role in the implementation of our operating plan.

In September 2005, the Committee adopted an annual incentive compensation arrangements for fiscal 2006 encompassing both stock option and cash bonus components. Stock options granted to executive officers in September 2005 were to vest (all or in part) based on the achievement by Globix (as determined by the Compensation Committee) of revenue and EBITDA (earnings before interest, taxes, depreciation and amortization) components of the Globix operating plan as of December 31, 2005 (with respect to one-half of the options) and December 31, 2006 (with respect to the other half of the options). Cash bonuses for fiscal 2006 were based in part on the achievement by Globix (as determined by the Compensation Committee) of revenue and EBITDA components of the Globix operating plan as of December 31, 2006. The remaining portion of the cash incentive compensation depended on the achievement by the individual executives of goals related to the Globix business plan. The target amount payable, expressed as a percentage of base salary, was 50% (in the case of the Chief Executive Officer), 33% (in the case of certain other senior executive officers) and 20% (in the case of other members of senior management) assuming achievement of 100% of the performance goals. The payout for the revenue and EBITDA goals was based on a sliding scale with a portion of the target bonus amount being payable starting at 85% achievement for each of these goals, subject to a maximum of 120% of the bonus amount per goal based on achievement of at least 120% of such goal. The percentages were to be applied separately to achievement of the EBITDA and revenue objectives. Achievement of the personal objectives is determined by the Executive Chairman, subject to review by the Compensation Committee, in the case of the Chief Executive Officer and other executive officers.

Based on the series of strategic transactions that resulted in the sale of the US and UK hosting businesses and the former headquarters building in New York City, as well as the performance of the remaining Neon network services business, the Compensation Committee determined that the financial goals for the calendar year ending December 31, 2006 were met and eligible employees were entitled to payment of 100% of their target cash incentive compensation and full vesting of their stock option grants. Only a portion of the financial goals for the period ending December 31, 2005 were met, resulting in partial vesting of the performance-based options for that period and partial payout of cash incentive compensation.

In the fall of 2005, the Compensation Committee approved the compensation arrangements relating to the appointment of Mr. Lodge as Executive Chairman for a period of one year. These arrangements were extended for an additional year in October 2006. The Committee’s decision, in the fall of 2005, to grant Mr. Lodge an option to purchase 1,000,000 shares in connection with his appointment as Executive Chairman reflected the Committee’s desire to align Mr. Lodge’s interests with those of stockholders.

Chief Executive Officer Compensation

As of September 15, 2005, we entered into a new employment agreement with Mr. Stevenson that extended the employment term to December 31, 2006. Under the new agreement, Mr. Stevenson’s base salary was $350,000 per year and he was also eligible for an annual bonus in an amount up to 50 percent of his base salary under the cash incentive plan described above. In addition, Mr. Stevenson received an option to purchase up to 320,888 shares of stock under our 2003 Stock Option Plan. A portion of these options vested based on the partial achievement by Globix of revenue and EBITDA performance goals as of December 31, 2005 and the remaining options vested as of December 31, 2006, as described above. Under Mr. Stevenson’s agreement, these options would also have vested if he were terminated without cause or if he terminated his employment for good reason before December 31, 2006. At the time of Mr. Stevenson’s new agreement, the Committee believed that these bonus and option grants provided appropriate incentives for Mr. Stevenson to work for long-term growth and stock performance.

In the first quarter of fiscal 2007, the Compensation Committee approved the entry into a Separation Agreement with Mr. Stevenson extending the post-employment exercisability of Mr. Stevenson’s options for an additional six months following the date on which they would have expired following termination of employment, and confirmed that Mr. Stevenson would receive the full amount of his cash bonus for fiscal 2006, based on the Committee’s evaluation of the contribution of Mr. Stevenson to the performance of the company during fiscal 2006.

This report is furnished by the members of the Compensation Committee.

José A. Cecin, Jr. Peter L. Herzig Steven G. Lampe

Compensation Committee Interlocks and Insider Participation

We sold $5 million in principal amount of 9% senior notes in December 2005. One purchaser of the notes was LC Capital Master Fund Ltd., an investment fund managed by an investment advisor with which Mr. Lampe, a current member of the Compensation Committee, is affiliated. The notes were paid in full in October 2006.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth the total compensation for the fiscal years ended September 30, 2006, 2005 and 2004 for the chief executive officer and the four other executive officers of Globix as of September 30, 2006.

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Securities Underlying Options/ SARs (#)
Peter K. Stevenson (1)	2006	350,323	75,452
Chief Executive Officer	2005	302,077	115,500		320,888	(3)
	2004	308,000	284,250	(2)

Ted S. Lodge (4)	2006	243,269			1,000,000
Executive Chairman	2005
	2004

Kurt J. Van Wagenen (5)	2006	208,246	28,931
President and Chief	2005	106,962			579,703	(3)(6)
Operating Officer	2004

Gene M. Bauer (7)	2006	199,431	8,320
Senior Vice President	2005				20,000
Secretary and General	2004
Counsel

Eric J. Sandman (8)	2006	160,160	13,429
Senior Vice President,	2005	81,184			142,480	(3)(9)
Chief Financial Officer	2004

(1)	Mr. Stevenson served as our chief executive officer until the expiration of his employment agreement on December 31, 2006.

(2)	Amounts shown include a special one-time bonus paid in April 2004 occasioned by the successful completion of the sale of the property at 415 Greenwich Street in New York, New York in the amount of $168,750.

(3)	As a result of the failure of Globix to meet certain EBITDA targets as of December 31, 2005, the following options granted in fiscal 2005 failed to vest: for Mr. Stevenson, 111,348 shares; for Mr. van Wagenen, 79,509 shares; and for Mr. Sandman, 5,205 shares.

(4)	Mr Lodge joined Globix as executive chairman on October 31, 2005 and is required to devote at least two days per week to the business and affairs of Globix.

(5)	Mr. van Wagenen became our chief executive officer on January 1, 2007, after serving as president and chief operating officer since January 2006. He joined Globix effective upon the March 2005 merger with NEON.

(6)	Includes options to purchase 350,570 shares of Globix common stock received upon conversion of outstanding options to purchase shares of NEON common stock.

(7)	Mr. Bauer joined Globix as senior vice president, general counsel and corporate secretary in September 2006.

(8)	Mr. Sandman was promoted to senior vice president, finance and corporate development in January 2006 and senior vice president and chief financial officer in May 2006. He joined Globix effective upon the March 2005 merger with NEON.

(9)	Includes options to purchase 127,480 shares of Globix common stock received upon conversion of outstanding options to purchase shares of NEON common stock.

Option/SAR Grants in Last Fiscal Year

		Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options/SARs Granted (#)[1]	% of Total Stock Options/SARs Granted to Employees in 2006	Exercise Price($/share)	Expiration Date	5%($)	10%($)
Peter K. Stevenson	0	—	—	—	—	—
Ted S. Lodge	1,000,000	96.2%	$2.75	11/7/15	$410,000	$2,320,000
Kurt J. Van Wagenen	0	—	—	—	—	—
Gene M. Bauer	0	—	—	—	—	—
Eric J. Sandman	0	—	—	—	—	—

(1)	The options were vested at grant. The closing price on the date of grant was $1.95 per share.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following table presents information concerning exercise of options by the officers included in the Summary Compensation Table during the fiscal year ended September 30, 2006. The options shown as unexercisable at fiscal year end vested based on company performance as of December 31, 2006.

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options/SARS at Fiscal Year End (1)
Name	Number of Shares Acquired On Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Peter K. Stevenson	—	—	597,796	160,445	$976,689	$304,844
	—	—
Ted S. Lodge	—	—	1,000,000	0	$1,900,000	0
	—	—
Kurt J. Van Wagenen	—	—	385,627	114,567	$192,172	$217,677
	—	—
Gene M. Bauer	—	—	10,000	10,000	$19,000	$19,000
Eric J. Sandman	—	—	129,775	7,500	$51,447	$14,250

(1)	Based on a sales price of $4.65 per share of our common stock on the American Stock Exchange on September 29, 2006.

Employment Agreements

Ted S. Lodge. In connection with the election of Ted S. Lodge as Chairman of our Board of Directors and Executive Chairman, we entered into a one-year employment agreement with Mr. Lodge commencing October 31, 2005. In October 2006, the agreement was renewed for a one-year term. Mr. Lodge is required to devote at least two days per work week to the business and affairs of Globix. Mr. Lodge receives an annual base salary of $275,000, subject to increases at the discretion of the Board of Directors, and is eligible to receive bonuses at the discretion of the Board. In addition, Mr. Lodge received fully vested options to purchase 1,000,000 shares of our common stock at an exercise price of $2.75 per share. We reimburse Mr. Lodge for reasonable out-of-pocket expenses incurred in connection with his employment, including lodging within the New York metropolitan area during the work week, expenses incurred in maintaining an office in Pennsylvania and roundtrip transportation between New York and Pennsylvania. If Mr. Lodge is required to relocate his primary place of business to a location farther than 60 miles from its current location in Pennsylvania or if he is actually or constructively terminated without cause following a change in control (as defined in the indenture governing our 11% senior secured notes, which have been repaid), he will receive severance in the amount equal to his base salary through October 31, 2007 and an additional one year of his base salary. In addition, for a period of 360 days after such termination, Mr. Lodge will be able to exercise any stock options previously granted to him by us, which will all be considered fully vested upon such termination of his employment.

Peter K. Stevenson.  Mr. Stevenson served as our Chief Executive Officer during fiscal 2006 under an employment agreement entered into as of September 15, 2005 for a term to run until December 31, 2006. Under this agreement, Mr. Stevenson’s base salary was $350,000 for fiscal 2006, and he received an annual bonus of $175,000, based on his achievement of the targets (objective and subjective) established by the Compensation Committee. Mr. Stevenson was also entitled to reimbursement for certain travel expenses between his home in Virginia and our offices in New York City, and for the expense of maintaining an office in Virginia.

Mr. Stevenson’s employment agreement provided that in the event that we terminate his employment for any reason other than cause, or if Mr. Stevenson terminated his employment with us for good reason, as defined in the agreement, then Mr. Stevenson would be entitled to payment of salary and other compensation due through the end of the term. Mr. Stevenson left his employment with Globix upon the expiration of the term of his employment agreement on December 31, 2006. Prior to his departure, Mr. Stevenson and Globix entered into a Separation Agreement, pursuant to which Globix agreed to extend the post-employment exercisability of Mr. Stevenson’s options to purchase an aggregate of 758,197 shares from June 30, 2007 to December 31, 2007 and the parties agreed to a mutual release of any potential claims.

Gene M. Bauer.  Gene M. Bauer joined Globix as our Vice President, General Counsel and Secretary in September 2005. Pursuant to his initial offer letter, he received an annual base salary of $200,000 for fiscal 2006 and received a cash bonus of 30% of his annual base salary pursuant to plan, based in part on company performance for the performance period extending from July 1, 2005 through December 31, 2006 in accordance with Globix’s 2006 annual incentive compensation plan. Mr. Bauer’s salary was increased to $210,000 for fiscal 2007, and he will be eligible for a cash bonus of up to 35% of his annual base salary under Globix’s 2007 annual incentive compensation plan. Mr. Bauer receives $200 per month in lieu of medical coverage, had access to use Globix’s former New York City-based apartment free of charge and is entitled to four weeks’ vacation per year. If Mr. Bauer is required to relocate his primary place of business to a location farther than 60 miles outside of New York City (other than the greater Boston area) or if he is actually or constructively terminated without cause within one year following a change in control (as defined in Globix’s 2003 Stock Option Plan), he will receive severance in the amount equal to one year of his base salary.

PERFORMANCE GRAPH

The graph depicted below shows the total shareholder returns for our common stock as compared against the NASDAQ market index, the AMEX market index and the Media General Internet Software and Service Index (Hemscott Group Index). To our knowledge, our common stock did not trade from April 25, 2002, the effective date of our plan of reorganization, until October 31, 2002.

COMPANY/INDEX/MARKET	10/31/2002	9/30/2003	9/30/2004	9/30/2005	9/29/2006
Globix	100.00	106.40	130.00	78.80	186.00
Hemscott Group (Internet)	100.00	196.67	240.37	285.72	284.28
NASDAQ Market Index	100.00	135.10	143.23	162.94	172.61
AMEX Market Index	100.00	122.98	141.97	171.85	178.91

SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and the accompanying notes set forth certain information, as of December 31, 2006 (except as set forth below), concerning the beneficial ownership of our common stock by: (1) each person who is known by us to beneficially own more than five percent of our common stock, (2) each director of Globix, (3) each officer named in the Summary Compensation Table and (4) all directors and executive officers as a group. Each share of our outstanding preferred stock has one vote per share, and the preferred stock votes as a single class with our common stock on all corporate matters. Accordingly, ownership of our preferred stock is included in the beneficial ownership totals set forth in the following table.

Name and Address Beneficial Ownership	Number	Percentage(1)
MacKay Shields LLC(2) c/o MacKay Shields Financial Corp. 9 West 57th Street New York, NY 10019	12,684,452	25.42

LC Capital Master Fund Ltd.(3) (4) Lampe Conway & Co. LLC 730 Fifth Avenue, Ste. 1002 New York, NY 10019	5,614,075	11.46

Loeb Partners Corporation (5) 61 Broadway New York, NY 10006	4,488,789	9.25

Singer Children’s Management Trust(6) 560 Sylvan Avenue Englewood Cliffs, NJ 076320	4,311,008	8.76

Kingdon Capital Management, LLC (7) 152 West 57th Street, 50th Floor New York, NY 10019	4,030,700	8.31

Greywolf Capital Management L.P. (8) 4 Manhattanville Road, Suite 201 Purchase, NY 10577	2,605,503	5.37

Ted S. Lodge(9)	1,000,000	2.02

José A. Cecin, Jr.(10)	3,068	*

John H. Forsgren	2,061	*

Peter L. Herzig	0	*

Steven G. Lampe(3) (4)	5,614,075	11.46

Steven G. Singer(11)	357,455	*

Raymond L. Steele	*	*

Peter K. Stevenson(12)	775,240	1.57

Kurt J. van Wagenen(13)	500,194	1.02

Name and Address Beneficial Ownership	Number	Percentage(1)

Gene M. Bauer(14)	20,000	*

Eric J. Sandman(15)	137,275	*

All directors and officers of Globix as a group (12 persons)(16)	8,427,307	16.35

(*)	Less than 1%

(1)	Except as noted below, the information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares as to which such person, directly or indirectly, has or shares voting power or investment power and also any shares of our common stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from Globix within 60 days. As used in this proxy statement, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as noted, each stockholder listed has sole voting and investment power with respect to the shares shown as being beneficially owned by such stockholder.

(2)	According to information provided to us by MacKay Shields LLC, the pecuniary interests in these shares are held by a number of clients for whom MacKay Shields LLC is the discretionary investment advisor or subadvisor. MacKay Shields LLC has voting and investment control over these shares and, accordingly, is deemed to beneficially own these shares. Included in these shares are 1,401,447 shares of common stock issuable upon conversion of preferred stock.

(3)	Mr. Lampe is affiliated with LC Capital Master Fund Ltd., which owns these shares. Mr. Lampe has voting and investment control over these shares and, consequently, is deemed to beneficially own these shares.

(4)	LC Capital Master Fund Ltd. directly beneficially owns 5,604,573 shares of common stock (including 462,462 shares issuable upon conversion of preferred stock). LC Capital indirectly beneficially owns 9,502 shares of common stock issuable pursuant to currently exercisable stock options granted to Mr. Lampe, who is an affiliate of LC Capital.

(5)	According to a Schedule 13D filed on December 1, 2006, Loeb Partners Corporation and certain of its affiliates beneficially own 4,448,789 shares of common stock.

(6)	According to a Schedule 13G filed on February 14, 2006, Karen Singer is the sole trustee of The Singer Children’s Management Trust, which owns 4,311,098 shares of common stock (including 699,098 shares issuable upon conversion of preferred stock). The trust is for the benefit of the children of Karen Singer and Gary Singer and Karen Singer does not have any other interest in the stock.

(7)	According to a Schedule 136 filed on February 14, 2006, Kingdon Capital Management, LLC beneficially owns these shares.

(8)	According to a Schedule 13G filed on March 30, 2006, Greywolf Capital Management L.P. is the investment manager for Greywolf Capital Partners II, which holds 850,857 shares, and Greywolf Capital Overseas Fund, which holds 1,754,646 shares.

(9)	Mr. Lodge beneficially owns these shares pursuant to currently exercisable stock options.

(10)	Mr. Cecin beneficially owns these shares pursuant to currently exercisable stock options.

(11)	Mr. Singer is co-trustee of two trusts for the benefit of his brother’s children and as trustee has voting and investment control over the 357,455 shares of common stock held in the trusts (including 118,197 shares issuable upon conversion of preferred stock). Mr. Singer’s sister-in-law, Karen Singer, serves as sole trustee for the Singer Children’s Management Trust described in footnote 6 above. Mr. Singer and his sister-in-law disclaim membership in a group, as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, and disclaim any other interest in the common stock held in the trusts.

(12)	Includes 758,240 shares held pursuant to currently exercisable options (after giving effect to performance vesting of options as of December 31, 2006).

(13)	Includes 500,194 shares held pursuant to currently exercisable options (after giving effect to performance vesting of options as of December 31, 2006).

(14)	Includes 20,000 shares held pursuant to currently exercisable options (after giving effect to performance vesting of options as of December 31, 2006).

(15)	Includes 137,275 shares held pursuant to currently exercisable options (after giving effect to performance vesting of options as of December 31, 2006).

(16)	Includes an aggregate of 2,448,279 shares issuable under currently exercisable options and an aggregate of 580,659 shares issuable upon conversion of preferred stock.

Unless otherwise indicated, the address for the individuals listed above is c/o Globix Corporation, 2200 West Park Drive, Westborough, Massachusetts 01581.

Section 16(a) Beneficial Ownership Reporting Compliance

The federal securities laws require Globix directors and executive officers, and persons who own more than ten percent of the outstanding shares of common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of any equity securities of Globix on Forms 3, 4, and 5. To our knowledge, based on review of copies of such reports furnished to Globix and representations by these individuals that no other reports were required, all required reports have been filed on a timely basis on behalf of all persons subject to these requirements during fiscal 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under an agreement entered into on May 15, 2005, Capital & Technology Advisors, Inc. (“CTA”) received a fee of $120,000 per month in exchange for assistance in the integration of Globix and NEON and other business and consulting services. Effective January 15, 2006, the CTA fee was reduced to $60,000 per month until the agreement expired on May 14, 2006, and the scope of services was also reduced. For the fiscal year ended September 30, 2006, CTA received $949,000 in fees and expense reimbursements from Globix. Wayne Barr, Jr., who was a member of our Board of Directors until February 28, 2006, was the president of CTA.

On December 13, 2005, Globix issued and sold $5 million in principal amount of its 9% senior notes due May 1, 2008 to a group of investors. The notes were paid in full in October 2006. Interest on the notes was payable quarterly in arrears, beginning January 1, 2006. The notes were secured by a first priority security interest in domestic accounts receivable in the amount of 150% of the principal amount of the notes.

LC Capital Master Fund Ltd., Karen Singer and Metronome each purchased $1.0 million in principal amount of notes. LC Capital Master Fund Ltd., an investment fund managed by an investment advisor with which Steven G. Lampe, a director, is affiliated; Karen Singer, the sister-in-law of another Board member, Steven G. Singer; and Metronome LPC 1, Inc., an affiliate of Loeb Partners Corp., which (together with its affiliates) is the beneficial owner of approximately 9.25% of our common stock. LC Capital Master Fund is the beneficial owner of approximately 11.46% of our common stock (including 462,462 shares issuable upon conversion of our convertible preferred stock). Karen Singer is the sole trustee of the Singer Children’s Management Trust, which is the beneficial owner of approximately 8.76% of our common stock (including 699,099 shares issuable upon conversion of preferred stock). Mr. Singer disclaimed any beneficial ownership interest in the notes. The transaction was approved by all of the disinterested members of our Board of Directors. The notes were repaid in October 2006.

Equity Compensation Plan Information Table

The following table provides information about shares of our common stock that may be issued upon the exercise of options and rights under existing equity compensation plans as of September 30, 2006.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities issued upon exercise of outstanding options. warrants and rights)
Equity compensation plans approved by security holders	4,415,349	$3.55	1,233,889
Equity compensation plans not approved by security holders (1)	957,155	$3.57	0
Total:	5,372,504	$3.55	1,233,889

(1)	These consist of:

(a)	warrants to purchase 250,000 shares of common stock at $4.00 per share issued Further Lane Asset Management in May 2005 in exchange for consulting services; and

(b)	warrants issued to CTA and certain affiliates of CTA by Globix and NEON in connection with services provided to Globix and NEON.

PROPOSAL TWO — RATIFICATION OF THE APPOINTMENT OF
AMPER, POLITZINER & MATTIA, P.C.

The Audit Committee has appointed Amper, Politziner & Mattia, P.C. as our independent registered public accounting firm for the fiscal year ended September 30, 2007. If ratification of this appointment of Amper, Politziner & Mattia, P.C. is not approved by the affirmative vote of a majority of shares entitled to vote on the matter, then the appointment of Amper, Politziner & Mattia, P.C. will be reconsidered by the Audit Committee. Representatives of Amper, Politziner & Mattia, P.C. are expected to attend the 2007 Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Your ratification of the appointment of Amper, Politziner & Mattia, P.C. for the fiscal year ending September 30, 2007 does not preclude the Audit Committee from terminating its engagement of Amper, Politziner & Mattia, P.C. and retaining new independent registered public accountants, if it determines that such an action would be in the best interest of Globix.

Information about Amper, Politziner & Mattia, P.C. is set forth in the Report of the Audit Committee beginning on page 12.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the ratification of the appointment of Amper, Politziner & Mattia, P.C. as our company’s independent registered public accounting firm for the fiscal year ending September 30, 2007.

BY ORDER OF THE BOARD OF DIRECTORS

Gene M. Bauer
Corporate Secretary

Dated: January 29, 2007

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

Please mark boxes or in blue or black ink

1. Election of Directors

Nominees for Director are:
	FOR ALL		FOR ALL
01 José A. Cecin, Jr.,	NOMINEES	WITHHOLD	EXCEPT
02 John H. Forsgren,	☐	☐	☐
03 Peter L. Herzig,
04 Steven G. Lampe,
05 Ted S. Lodge,
06 Steven G. Singer,
07 Raymond L. Steele and
08 Kurt J. Van Wagenen.

		FOR	AGAINST	ABSTAIN
2.	To ratify the Board of Directors’ selection of Amper, Politziner & Mattia, P.C., as Globix’s independent accountants for the fiscal year ending September 30, 2007.	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

NOTE: If you do not wish your shares voted “FOR” a particular nominee, mark the “FOR ALL EXCEPT” box and strike a line
through the nominee(s) name(s).
Your shares will be voted for the remaining nominee(s).

Signature: ______________________________ Signature: ______________________________ Date: ___________

Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer or partner, please give full name as such. If a corporation, please sign in corporate name by president or other authorized officer. If a partner, please sign in partnership name by authorized person.

 FOLD AND DETACH HERE 

PROXY

GLOBIX CORPORATION 2200 West Park Drive, Westborough, MA 01581 PROXY Annual Meeting of Shareholders - Tuesday, February 27, 2007.

          The undersigned stockholder of Globix Corporation (“Globix”) hereby revokes all previous proxies, and hereby appoints Ted S. Lodge and Gene M. Bauer, or any of them, proxies and attorneys-in-fact, with full power of substitution, to vote, as indicated herein, all the common and preferred shares of Globix standing in the name of the undersigned at the close of business on January 22, 2007 at the Annual Meeting of Stockholders of Globix to be held at Globix headquarters, 2200 West Park Drive, Westborough, MA 01581 at 9:00 a.m. EST, on Tuesday, February 27, 2007, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote in respect to all matters which may properly come before the meeting in accordance with and as more fully described in the Notice of Annual Meeting and Proxy Statement for the meeting, receipt of which is acknowledged.

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL REVOKE THIS PROXY IN WRITING.

If the undersigned hold(s) any shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

(Please fill in the reverse side and return promptly in the enclosed envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)

  FOLD AND DETACH HERE  

You can now access your Globix Corporation account online.

Access your Globix Corporation shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Globix Corporation, now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	Make address changes
•	View certificate history	•	Establish/change your PIN

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